Exhibit 99(a)

Contacts:  Media:  James Mahoney                Investor:        Thomas R. Rice
                   (617) 346-5472                                (617) 346-0148
                                                                 T. Kevin Beatty
                                                                 (617) 346-4963

                  FLEET FINANCIAL GROUP REPORTS SECOND QUARTER
                           NET INCOME OF $328 MILLION

                       EARNINGS PER SHARE UP 24% TO $1.19
                               ROA 1.61% ROE 20.2%

     BOSTON, Mass., July 16, 1997 - Fleet Financial Group, Inc. (FLT-NYSE) today reported net income of $328 million for the second quarter of 1997, an increase of $50 million from the second quarter of 1996. Earnings per share were $1.19 for the quarter or 24% higher than the $.96 per share reported in last year's second quarter. Return on assets and return on equity for the quarter were 1.61% and 20.24%, respectively, compared with 1.32% and 17.20%, respectively, for the second quarter of 1996.

     Cash basis results continue to outpace reported results as earnings per share were $1.29 in the second quarter, while return on assets and return on equity were 1.77% and 28.67%, respectively. Cash basis results exclude the impact of certain nonqualifying intangible assets and their amortization created as the result of acquisition activity.

     Net income for the six months of 1997 was $639 million, an increase of $97 million from the first half of 1996. Earnings per share were $2.28 for the first half of 1997, an increase of 21%, compared with $1.89 earned in the first half of 1996. Return on assets and return on equity for the six months of 1997 were 1.56% and 19.52%, respectively, compared with 1.36% and 17.09%, respectively, for the first half of 1996.

Highlights

     "This was a watershed quarter for Fleet," said Terrence Murray, Fleet's chairman and chief executive officer, "Fleet made a number of bold promises to the market 18 months ago. We envisioned the creation of one of the country's finest financial services franchises with our employees stepping up to the challenges of integrating two of the largest acquisitions in U.S. banking, capturing $600 million in cost savings, and dramatically restructuring Fleet's balance sheet. Today that vision is a reality."

     "The effective execution of this ambitious strategy has created tangible value for Fleet's shareholders," Mr. Murray observed. "With a return on equity in excess of 20% and a return on assets in excess of 1.6%, Fleet's performance measurements are solidly positioned among the true leaders of the industry. With a current market capitalization of almost $17 billion, Fleet has delivered nearly $6 billion of increased shareholder value since closing on the acquisition of Shawmut in late 1995. Earnings per share growth of 24% over the past year is an additional source of pride as well as an objective measure of the magnitude of these accomplishments."

     "Toward the end of the second quarter we announced the completion of our integrations of Shawmut and NatWest and the achievement of our cost savings target of $600 million. These completed integrations have created a unique position for Fleet in the northeast. With Fleet's common technology platform fully installed, a Fleet customer can walk into any of our over 1,200 branches, in any of the seven states served by Fleet, and conduct business as if it were their branch around the corner. No other bank provides this caliber of service in this market. Fleet has certainly delivered on its promises," concluded Mr. Murray.

     Eugene M. McQuade, vice chairman and chief financial officer, provided additional detail on the strong results in Fleet's second quarter, "Fleet has made extraordinary progress over the last six quarters during which two major acquisitions were integrated into our operations and our balance sheet was restructured. Cost savings of $700 million have been captured, the efficiency ratio has improved to 55.8% and our net interest margin has risen over 30% to 5.25%."

     Second quarter results include one-time charges totaling $155 million. Included among these special charges was $125 million for investments to maintain Fleet's position at the forefront of banking technology and $30 million to reengineer selected back office operations to improve responsiveness, service quality, and efficiency through the use of new technology. In addition, the corporation reported net gains of $175 million from the sale of three businesses: Option One (the corporation's non-conforming mortgage banking subsidiary), Corporate Trust and Indirect Auto Lending. Also of note in the quarter was an $18 million increase from the first quarter in the provision for loan losses.

     Strong annualized loan growth of 9%, excluding the impact of the previously announced sale of three business units, contributed to the record performance in the quarter. New loan growth of more than $1.4 billion was primarily attributable to the commercial loan portfolio which increased by $1.2 billion. Reflected in the corporation's balance sheet at June 30, 1997 is a reduction of $2.2 billion of indirect auto and floorplan loans which were contracted to be sold at the end of the quarter.

Second Quarter Results

     Net interest income totaled $916 million, an increase of $53 million, or 6%, from the second quarter of 1996. The increase is principally attributable to the acquisition of NatWest on May 1, 1996, and an increasing net interest margin. The Corporation reported a net interest margin of 5.25%, an increase of almost 50 basis points, reflecting the continuing impact of a comprehensive balance sheet restructuring program which lowered funding costs and enhanced the Corporation's earning asset mix.

     The provision for credit losses was $83 million, a $35 million increase from the prior year's second quarter. Net charge-offs amounted to $102 million, a $27 million increase from the second quarter of 1996, primarily the result of the inclusion of NatWest for the entire quarter. Nonperforming assets of $531 million in the second quarter decreased $173 million from March 31, 1997. The reserve for loan losses remained relatively stable at $1.4 billion. At this level, the loan loss reserve is 2.5% of total loans and almost 3 times nonperforming loans.

     Noninterest income on an operating basis totaled $514 million, (excluding gains of $175 million on the aforementioned sales of business units) an increase of $45 million, or nearly 10%, when compared to $469 million for the same period in 1996 (excluding $32 million of branch divestiture gains). The corporation experienced growth in all major core noninterest revenue categories.

     Noninterest expense declined $40 million from the first quarter of 1997 to $797 million (excluding $155 million of special charges). The expense reductions resulted from the effective integrations of NatWest and Shawmut, two significant consolidations undertaken and completed in a period of time notably quicker than industry standards. The company exceeded its $600 million of cost saves estimated at the time of these two acquisitions by $100 million. The effect of these reductions and the aforementioned revenue growth have combined to improve the company's efficiency ratio to 55.8%.

     Total assets at June 30, 1997 were $83.4 billion compared to $85.5 billion of total assets at December 31, 1996. Stockholders' equity amounted to $7.0 billion at June 30, 1997. During the quarter, the corporation repurchased 5 million common shares bringing the total number of shares repurchased this year to 11.9 million.


                                                               FLEET FINANCIAL GROUP
                                                               FINANCIAL HIGHLIGHTS

                                                            THREE MONTHS ENDED                 SIX MONTHS ENDED

                                                  June 30,        March 31,     June 30,    June 30,      June 30,
                                                  1997            1997          1996         1997         1996

For the Period ($ in millions)
Net income                                        $   328       $   311       $    278     $   639       $   542
Total Revenue                                       1,430  (c)    1,428          1,364       2,858  (c)    2,574
Total Expense                                         797  (c)      840            837       1,638  (c)    1,554
Provision for credit losses                            83            65             48         148            84

Per Common Share
Fully diluted earnings per share                  $  1.19       $  1.10       $   0.96     $  2.28       $  1.89
Market value (period-end)                           63.25         57.13          43.50       63.25         43.50
Cash dividends declared                              0.45          0.45           0.43        0.90          0.86
Book value (period-end)                             24.64         24.34          23.25       24.64         23.25

At Quarter End ($ in billions)
Assets                                            $  83.4       $  81.7       $   87.7     $  83.4       $  87.7
Loans and leases                                     58.2  (b)     59.1           59.1        58.2  (b)     59.1
Deposits                                             63.2          64.1           68.1        63.2          68.1
Total stockholders' equity                            7.0           7.1            7.1         7.0           7.1

Operating Ratios
Return on average assets                             1.61  %       1.52  %        1.32  %     1.56          1.36  %
Return on common equity                             20.24         18.82          17.20       19.52         17.09
Return on realized common equity (a)                20.23         18.87          17.08       19.55         17.08
Net interest margin                                  5.25          5.16           4.76        5.21          4.60
Efficiency ratio                                     55.8  (c)     58.8           61.4        57.3  (c)     60.4
Total equity/assets (period-end)                      8.4           8.7            8.1         8.4           8.1
Tier 1 risk-based capital ratio (estimated)           7.2           7.6            7.0         7.2           7.0
Total risk-based capital ratio (estimated)           10.8          11.3           10.9        10.8          10.9

Asset Quality ($ in millions)
Nonperforming assets                              $   531      $    704      $     745     $   531      $    745
Reserve for credit losses                           1,443         1,462          1,597       1,443         1,597
Nonperforming assets as a % of loans, leases,
  and OREO                                           0.91  %       1.19  %        1.26  %     0.91  %       1.26  %
Nonperforming assets as a % of total assets          0.64          0.86           0.85        0.64          0.85
Nonperforming loans to period-end loans              0.86          1.14           1.17        0.86          1.17
Reserve for credit losses to period-end loans        2.48          2.48           2.70        2.48          2.70
Net charge-offs/average loans                        0.69          0.61           0.54        0.65          0.51



(a) Excludes average unrealized gains/losses on securities available for sale
(b) Excludes $2.2 billion of indirect auto loans which have been reclassified to other assets due to the pending sale of this business unit
(c) Excludes net gains on sales of business units and special charges


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

                                                FLEET FINANCIAL GROUP
                                            CONSOLIDATED INCOME STATEMENTS
                                                   ($ in millions)



                                                       THREE MONTHS ENDED            SIX MONTHS ENDED


                                                  June 30,   March 31,   June 30,  June 30,     June 30,
                                                  1997       1997        1996      1997         1996

Net interest income (FTE)                       $  916      $ 902     $   863    $ 1,818      $  1,595
Provision for credit losses                         83         65          48        148            84
    Net interest income after provision            833        837         815      1,670         1,511
Noninterest income:
    Service charges, fees, and commissions         159        157         130        316           238
    Investment services revenue                    103        103          93        206           181
    Mortgage banking, net of amortization           91        104          85        194           167
    Student loan servicing fees                     26         26          22         52            44
    Other                                          135        136         171        272           349
        Subtotal noninterest income                514        526         501      1,040           979
    Gains on the sales of business units           175          -           -        175             -
        Total noninterest income                   689        526         501      1,215           979
Noninterest expense:
    Employee compensation and benefits             406        425         411        831           758
    Occupancy                                       67         75          75        141           136
    Equipment                                       67         70          68        137           125
    Intangible asset amortization                   39         39          30         79            56
    Other                                          218        231         253        450           479
        Subtotal noninterest expense               797        840         837      1,638         1,554
    Special charges                                155          -           -        155             -
        Total noninterest expense                  952        840         837      1,793         1,554
Earnings before income taxes                       570        523         479      1,092           936
Income taxes and tax-equivalent adjustment         242        212         201        453           394
Net income                                      $  328     $  311    $    278    $   639      $    542

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                              FLEET FINANCIAL GROUP
                           CONSOLIDATED BALANCE SHEETS
                                 ($ in millions)



                                                June 30,     March 31,  June 30,
                                                1997         1997        1996
ASSETS:
Cash and cash equivalents                    $   6,057    $   5,309    $  7,048
Securities                                       8,704        8,557      11,415
Loans and lease financing                       58,186(a)    59,054      59,093
Reserve for credit losses                       (1,443)      (1,462)     (1,597)
Mortgages held for resale                        1,000        1,334       1,860
Other assets                                    10,897        8,900       9,909
Total assets                                    83,401    $  81,692    $ 87,728

LIABILITIES:
Deposits:
   Demand                                    $  16,471    $  16,089    $ 17,527
   Regular savings, NOW, money market           27,641       27,738      28,801
   Time                                         19,117       20,312      21,817
     Total deposits                             63,229       64,139      68,145
Short-term borrowings                            5,786        3,579       4,637
Long-term debt                                   4,550        4,617       5,303
Other liabilities                                2,818        2,260       2,516
Total liabilities                               76,383       74,595      80,601

STOCKHOLDERS' EQUITY:
Preferred stock                                    835          869       1,003
Common stock                                     6,183        6,228       6,124
Total stockholders' equity                       7,018        7,097       7,127
Total liabilities and stockholders' equity   $  83,401    $  81,692    $ 87,728

(a) Excludes $2.2 billion of indirect auto loans which have been reclassified to other assets due to the pending sale of this business unit.

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


                                               FLEET FINANCIAL GROUP
                                         CONSOLIDATED AVERAGE BALANCE SHEETS
                                               ($ in millions)


                                                THREE MONTHS ENDED

                                    June 30, 1997             March 31, 1997           June 30, 1996


                                   Average                 Average                   Average
                                   Balance       Rate      Balance        Rate       Balance        Rate

ASSETS:
Securities                    $    8,327       6.72%   $    8,580         6.67%   $   11,481        6.32%
Loans and leases                  59,027       8.67        58,669         8.63        55,935        8.58
Mortgages held for resale          1,444       7.91         1,686         7.59         2,190        7.79
Other earning assets               1,182       4.81         1,575         4.91         3,242        8.20
 Total interest-earning assets    69,980       8.37%       70,510         8.29%       72,848        8.18%
Reserve for credit losses         (1,457)                  (1,488)                    (1,510)
Other assets                      13,281                   13,864                     13,442
Total assets                  $   81,804                $  82,886                 $   84,780

LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
  Savings                     $   27,611       2.22%   $   27,779         2.25%    $  26,494       2.25%
  Time                            20,005       5.09        20,715         5.13        20,920       5.43
     Total interest-bearing
       deposits                   47,616       3.43        48,494         3.48        47,414       3.65
Short-term borrowings              4,357       4.84         3,608         4.35         6,941       5.10
Long-term debt                     4,611       7.33         5,003         7.17         5,871       7.10
     Total interest-bearing
        liabilities           $   56,584       3.86%   $   57,105         3.87%    $  60,226       4.15%

      Net interest spread                      4.51%                      4.42%                    4.03%

Demand deposits and other
  noninterest-bearing time
   deposits                   $   16,161                $  16,197                   $  15,218
Other liabilities                  2,027                    2,354                       2,296
Total liabilities                 74,772                   75,656                      77,740
Stockholders' equity               7,032                    7,230                       7,040
Total liabilities and
  stockholders' equity         $  81,804                $  82,886                   $  84,780

Net interest margin                            5.25%                      5.16%                    4.76%

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

                                                  FLEET FINANCIAL GROUP
                                         CONSOLIDATED AVERAGE BALANCE SHEETS
                                                    ($ in millions)



                                                                  SIX MONTHS ENDED

                                                    June 30, 1997      June 30, 1996


                                                  Average             Average
                                                  Balance    Rate     Balance      Rate

ASSETS:
Securities                                    $    8,451     6.70%   $  11,697     6.31%
Loans and leases                                  58,849     8.65       52,716     8.60
Mortgages held for resale                          1,565     7.74        2,138     7.64
Other earning assets                               1,377     4.86        3,004     8.21
    Total interest-earning assets                 70,242     8.33%      69,555     8.17%
Reserve for credit losses                         (1,473)               (1,414)
Other assets                                      13,573                11,762
Total assets                                  $   82,342             $  79,903

LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
    Savings                                   $   27,694     2.24%   $  24,295     2.34%
    Time                                          20,358     5.11       20,036     5.52
        Total interest-bearing deposits           48,052     3.46       44,331     3.78
Short-term borrowings                              3,985     4.62        7,500     5.21
Long-term debt                                     4,806     7.21        5,976     7.01
    Total interest-bearing liabilities        $   56,843     3.86%   $  57,807     4.30%

    Net interest spread                                      4.47%                 3.87%

Demand deposits and other noninterest-
  bearing time deposits                       $   16,179             $  13,199
Other liabilities                                  2,189                 2,106
Total liabilities                                 75,211                73,112
Stockholders' equity                               7,131                 6,791
Total liabilities and stockholders' equity    $   82,342             $  79,903

Net interest margin                                          5.21%                 4.60%

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